UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 23, 2013

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

In accordance with the terms of the Stipulation of Settlement, dated July 8, 2013, among Clear Channel Outdoor Holdings, Inc. (“CCOH”), a special litigation committee consisting of certain independent directors of CCOH, Clear Channel Communications, Inc., the indirect parent company of CCOH (“CCU”), and the other parties thereto, on October 23, 2013, CCOH and CCU amended (the “Second Amendment”) that certain Revolving Promissory Note dated November 10, 2005 (as previously amended by the First Amendment entered into on December 23, 2009, the “Note”), between CCU, as maker, and CCOH, as payee.  In connection therewith, the interest rate on the Note was amended such that if the outstanding balance due under the Note exceeds $1.0 billion and under certain other circumstances tied to CCU’s liquidity, the rate will be variable but will in no event be less than 6.5% nor greater than 20%.

A copy of the Second Amendment is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

10.1
Second Amendment, dated as of October 23, 2013, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Communications, Inc., as maker, to Clear Channel Outdoor Holdings, Inc., as payee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: October 23, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Second Amendment, dated as of October 23, 2013, to the Revolving Promissory Note, dated as of November 10, 2005, by Clear Channel Communications, Inc., as maker, to Clear Channel Outdoor Holdings, Inc., as payee.